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                                                                    EXHIBIT 23.2



              CONSENT OF ERNST & YOUNG LLP, INDEPENDENT AUDITORS


We consent to the incorporation by reference in the registration statement on Form S-8 pertaining to the 1996 Equity Incentive Plan of Phoenix Technologies Ltd. of our report dated October 29, 1996, with respect to the consolidated financial statements and schedule of Phoenix Technologies Ltd. Included in its Annual Report (Form 10-K) for the year ended September 30, 1996, filed with the Securities and Exchange Commission.


                              /s/ Ernst & Young LLP

                              ERNST & YOUNG LLP

Palo Alto, California
January 24, 1996




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